As filed with the Securities and Exchange Commission on May 20, 2004.

                                        Registration No.  333-_______
---------------------------------------------------------------------

                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                     ________________________

                             FORM S-8

                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933
                     ________________________

                   AQUACELL TECHNOLOGIES, INC.
     (Exact Name of Registrant as Specified in Its Charter)


           Delaware                         33-0750453
   (State or Jurisdiction of             (I.R.S. Employer
Incorporation or Organization)        Identification Number)

                     10410 Trademark Street
                   Rancho Cucamonga, CA 91730
             (Address of Principal Executive Offices)

             1998 INCENTIVE STOCK PLAN, AS AMENDED,
                2002 DIRECTORS STOCK OPTION PLAN
                      (Full Title of Plans)

                         James C. Witham
                   AquaCell Technologies, Inc.
                     10410 Trademark Street
                   Rancho Cucamonga, CA 91730
                         (909) 987-0456
              (Name, Address and Telephone Number,
           Including Area Code, of Agent for Service)

                         with a copy to:

                      Harold W. Paul, LLC.
                       1465 Post Road East
                       Westport, CT 06880
                         (203) 256-8005

                 CALCULATION OF REGISTRATION FEE
                 -------------------------------

=======================================================================
Title of            Amount to be  Proposed    Proposed     Amount of
Securities          registered    maximum     maximum      registration
to be registered    (1)           Offering    aggregate    fee
                                  price per   offering
                                  share       price
------------------  ------------  ----------  -----------  ------------
Common stock
issuable under
additional awards
which may be
granted under the
Registrant's 1998
Incentive Stock
Plan ("1998
Plan") and the
2002 Directors
Stock Option Plan
(2) ("2002
Directors plan")      1,340,000      $1.10     $1,474,000     $187.05
------------------  ------------  ----------  -----------  ------------
Common stock
issuable upon
exercise of
options granted
and outstanding          30,000      $0.65     $   19,500
under the 2002           80,000      $1.24     $   99,200
Directors Plan (3)       50,000      $1.45     $   72,500     $ 24.26
------------------  ------------  ----------  -----------  ------------
                                     TOTAL     $1,665,200     $211.31
=======================================================================

(1) Pursuant to Rule 416, there are also being registered additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of such plan.

(2) Based on the last sale price of a share of our common stock as reported by the American Stock Exchange on May 17, 2004 in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act").

(3) Represents the exercise prices payable for the shares issuable upon exercise of outstanding options granted under the 2002 Directors Plan in accordance with Rule 457(h) promulgated under the Securities act.

                    ________________________


      In  accordance with the provisions of Rule 462  promulgated under the Securities Act, this Registration Statement will become
effective   upon   filing  with  the  Securities   and   Exchange
Commission.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual
          Information.*

*     Information  required  by Part I to  be  contained  in  the
Section  10(a)  prospectus  is  omitted  from  this  Registration
Statement in accordance with Rule 428 under the Securities and the Note to Part I of Form S-8.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Except for the Item 8 disclosure, the contents of the Registration Statement on Form S-8 (No. 333-106526) previously filed by the Registrant with the Securities and Exchange Commission ("Commission") on June 26, 2003 are incorporated by reference in this Registration Statement.

      On September 14, 2003, the Board of Directors of the Registrant approved an amendment to the 1998 Plan to increase the number of shares available under the 1998 Plan from 1,000,000 shares to 2,000,000 shares. Such amendment was approved by the stockholders of the Registrant on December 2, 2003.

      On January 26, 2002, the Board of Directors of the Registrant adopted the 2002 Directors Plan, subject to stockholders approval by which the Company may issue options to non-employee directors to purchase up to 500,000 shares of its common stock. The 2002 Directors Plan was approved by the stockholders on December 4, 2002.

      Accordingly, the Registrant is filing this Registration Statement to register the additional 1,000,000 shares of common stock available for issuance under the 1998 Plan and the 500,000 shares of common stock available for issuance under the 2002 Directors Plan.

Item 8.        Exhibits.

Exhibit
No.         Description
-------     -----------
4.1*        1998 Incentive Stock Plan

4.2** 2002 Directors Stock Option Plan approved by stockholders on December 4, 2002

4.3*** Amendment to 1998 Incentive Stock Plan approved by stockholders on December 2, 2003, to 1998 Plan

5.1         Opinion of Harold Paul, LLC

23.1 Consent of Wolinetz, Lafazan & Company, PC, independent auditors for the Registrant

23.2        Consent of Harold Paul, LLC (included in Exhibit 5.1)


*    Previously   filed  as  Exhibit  4.1   to  the  Registrant's
     Form  S-8  registration statement (No. 333-106526), declared
     effective   June  26,  2003,  and  incorporated  herein   by
     reference thereto.

**   Previously    filed   as   Exhibit   A    to    Registrant's
     Definitive Proxy Statement dated October 28, 2002, and incorporated herein by reference thereto.

***  Previously   filed   as  part  of  Registrant's   Definitive
     Proxy Statement dated November 6, 2003, and incorporated herein by reference thereto.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rancho Cucamonga, California on May 19, 2004.

                              AQUACELL TECHNOLOGIES, INC.

                           By: /s/ James C. Witham
                              -------------------------------
                                   James C. Witham,
                                   Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment to its Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signatures                   Title                Date

/s/ James C. Witham       Chairman of the Board of      May 19, 2004
-----------------------   Directors
    James C. Witham       and Chief Executive Officer
                          (Principal Executive Officer)

/s/ Karen B. Laustsen     Director and President        May 19, 2004
-----------------------
    Karen B. Laustsen

/s/ Gary S. Wolff         Director and Chief            May 19, 2004
-----------------------   Financial Officer
    Gary S. Wolff         (and Principal Accounting Officer)

/s/ Glenn Bergenfield     Director                      May 19, 2004
-----------------------
    Glenn Bergenfield

/s/ Dr. William DiTuro    Director                      May 19, 2004
-----------------------
    Dr. William DiTuro

                          EXHIBIT INDEX
                          -------------

Exhibit
No.         Description
-------     -----------
4.1*        1998 Incentive Stock Plan

4.2** 2002 Directors Stock Option Plan approved by stockholders on December 4, 2002

4.3*** Amendment to 1998 Incentive Stock Plan approved by stockholders on December 2, 2003, to 1998 Plan

5.1         Opinion of Harold Paul, LLC

23.1 Consent of Wolinetz, Lafazan & Company, PC, independent auditors for the Registrant

23.2        Consent of Harold Paul, LLC (included in Exhibit 5.1)


*    Previously   filed  as  Exhibit  4.1   to  the  Registrant's
     Form  S-8  registration statement (No. 333-106526), declared
     effective   June  26,  2003,  and  incorporated  herein   by
     reference thereto.

**   Previously    filed   as   Exhibit   A    to    Registrant's
     Definitive Proxy Statement dated October 28, 2002, and incorporated herein by reference thereto.

***  Previously   filed   as  part  of  Registrant's   Definitive
     Proxy Statement dated November 6, 2003, and incorporated herein by reference thereto.